99.B(j)(1)

[DECHERT LLP LETTERHEAD]

September 24, 2010

ING Equity Trust

7337 East Doubletree Ranch Road

Scottsdale, AZ 85258

Re: ING Equity Trust (the “Registrant”)

(File Nos. 333-56881 and 811-08817)

Dear Ladies and Gentlemen:

We hereby consent to all references to our firm in Post-Effective Amendment No. 106 to the Registration Statement of the Registrant.  In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP